EXHIBIT 99.1

International Silver, Inc.

News Release

International Silver Inc. Announces Completion of $1,155,000 Million Private Placement

Tucson, Arizona--(Marketwire - August 25, 2011) - International Silver Inc. ("International Silver" or the "Company") (OTCQB:ISLV), announced today the completion of a $1,155,000 private placement of its securities. The private placement consisted of the issuance and sale of an aggregate of 7,699,998 units (the "Units") at a purchase price of $0.15 per unit.  Each Unit is comprised of one share of common stock and a three-year warrant to purchase one share of common stock at a price of $0.20 per share.  Casimir Capital LP was the placement agent for the financing.  The Company paid placement agent fees of $80,850 and issued three-year placement agent options to purchase a total of 539,000 Units at a purchase price of $0.15 per Unit.

About International Silver

International Silver, headquartered in Tucson, Arizona, is an exploration stage company that searches for mineral deposits or reserves.  It has not engaged in either development or production activities.  The Company’s website is www.internationalsilverinc.com.  Information contained on the Company’s website or any other website does not constitute a part of this press release

Safe Harbor Statement

This press release contains certain “forward-looking statements” relating to the business of the Company.  Forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including metals price volatility, volatility of metals production and costs, exploration risks and results, political risks, project development risks, labor issues and ability to raise financing and other factors included in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the year ended December 31, 2010 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-Q for the quarter ended June 30, 2010 as well as the Company’s other filings with the Securities and Exchange Commission.  The Company undertakes no obligation and has no intention of updating forward-looking statements.

SOURCE: International Silver Inc
Contact:  Matthew J. Lang, Vice President, 520-889-2040, mlang@internationalsilverinc.com